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                                                                 EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Contact:  Laurie Regan Chase
          Heidi K. Zuhl
          Laurie Chase & Company
          415-781-1545

June 15, 1998


                GEOLOGISTICS CORPORATION TO EXTEND ITS GLOBAL
                     NETWORK WITH CARIBBEAN ACQUISITION

GeoLogistics Corporation announced today that it has signed an agreement to acquire the business of Caribbean Air Services, Inc. ("CAS") for $27 million, subject to regulatory approval. CAS, a wholly owned subsidiary of AmerTranz Worldwide Holding Corporation, is a provider of air logistics services between the United States, Puerto Rico, and the Dominican Republic. CAS generated approximately $40 million in revenues and approximately $3.2 million in operating income for the nine months ended March 31, 1998. The acquisition is subject to satisfaction of certain conditions, including receipt of regulatory approvals.

Following the acquisition, which is expected to close on July 15, 1998, the business unit will operate as GeoLogistics Air Services, a division of GeoLogistics Corporation. The acquisition underscores GeoLogistics' commitment to providing comprehensive logistics services for its customers and exemplifies expansion of its global network. The company intends to finance this acquisition through an equal combination of additional debt and equity capital.

CAS has many clients from various industries in the Puerto Rican marketplace, particularly in the pharmaceutical and high tech industries.

GeoLogistics takes a different approach to logistics - an industry-centric view of the market. "While global logistics is our core business, our primary target industries include: Life Sciences/Medical, Specialty Retail, High Tech, Telecommunications, Aviation/Defense and Auto Components," said Roger E. Payton CEO of GeoLogistics "Obviously, CAS is an ideal fit to extend our pursuit of these goals."

The merger will create enhanced levels of service and product innovation for the Life Sciences industry as well as others serviced by CAS and GeoLogistics' Puerto Rican operations.

"This acquisition complements our strategic plan to grow in key aspects of the logistics business," said Tony Quinn, CEO of GeoLogistics Americas. "GeoLogistics Air Services will offer


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enhanced logistics services on the island while increasing service levels and lift capacity off the island.

Rick Faieta, who has led CAS for many years, will continue to serve as CEO of this business unit and will oversee the merger of CAS's and GeoLogistics' Puerto Rican operations. Quinn stated that the company is pleased to have Mr. Faieta and his team join GeoLogistics because they will add to the considerable experience of our existing, highly focused and dedicated Puerto Rican team.

GeoLogistics Corporation, formerly International Logistics Limited, is one of the largest non-asset based global logistics providers headquartered in North America, with $1.5 billion in annual revenues (last 12 months revenue run-rate). The Company has approximately 1,000 service centers in 75 countries. Global logistics services include freight forwarding, warehousing, time-definite distribution, customs brokerage and other value-added supply chain services including consulting. International Logistics Limited was formed in 1996 through the acquisition and integration of The Bekins Company, the LEP Companies and Matrix International. The Company was designed to meet the evolving service requirements of multinational clients. More information may be obtained at the Company's Web site at WWW.REAL-LOGISTICS.COM.

This press release contains "forward-looking statements" which are based largely on the company's expectations and are subject to various business risks and uncertainties, certain of which are beyond the company's control. These forward-looking statements are intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995. Actual results could differ materially from these forward-looking statements as a result of such risks. In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained herein will in fact transpire or prove to be accurate. A more complete listing of cautionary statements and risk factors is contained in the company's registration statement on Form S-4 filed Securities and Exchange Commission. The company makes no commitment to disclose any revisions to forward-looking statements, or any facts, events or circumstances after the date hereof that bear upon forward-looking statements.


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